Exhibit 5

Exhibit 23.1

BUSH ROSS GARDNER WARREN & RUDY, P.A.

ADAM LAWTON ALPERT	ATTORNEYS AT LAW W	BRENT A. JONES
J. CARTER ANDERSEN	220 SOUTH FRANKLIN STREET	A. CHRISTOPHER KASTEN, II
ERIC N. APPLETON	TAMPA, FLORIDA 33602	GLENN M. KATON
CARRIE BETH BARIS		MICHAEL G. MARDIS
MARK A. BASURTO	(813) 224-9255	BRIAN T. MCELFATRICK
AMANDA K. BENNETT	FAX (813) 223-9620	S. TODD MERRILL
JOHN R. BUSH		STEVEN H. MEZER
MINDY L. CARREJA		JOSEPH A. PROBASCO
KAREN COX		JEREMY P. ROSS
LEIGH KELLETT FLETCHER	MAILING ADDRESS:	JOHN F. RUDY, II
STEPHEN B. FRENCH	POST OFFICE BOX 3913	EDWARD O. SAVITZ
JEFFERY A. FROESCHLE	TAMPA, FLORIDA 33601	MARIAN HYATT SBAR
J. STEPHEN GARDNER		ALICIA J. SCHUMACHER
JOHN N. GIORDANO		H. BRADLEY STAGGS
SCOTT J. GIVENS		RANDY K. STERNS
KENNETH C. GRACE	April 22, 2004	GERALD C. THOMAS
HEIDI L. HOBBS		JEFFREY W. WARREN
ANDREW T. JENKINS		DAVID B. WILLIAMS

Checkers Drive-In Restaurants, Inc.

4300 West Cypress, Suite 600

Tampa, FL 33607

RE: Registration Statement on Form S-3

Gentlemen:

As counsel for Checkers Drive-In Restaurants, Inc., a Delaware corporation (the “Company”), we are familiar with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 977,998 shares of the Company’s Common Stock, $.001 par value (the “Shares”), all of which Shares are being offered for the account of that certain selling stockholder named in the Registration Statement.

In connection with the foregoing, we have examined such records and documents and have made such investigations of law and fact as we have deemed necessary to render this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus that constitutes a part of the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

BUSH ROSS GARDNER WARREN & RUDY, P.A.

By:	/s/ John N. Giordano
John N. Giordano